SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                  SCHEDULE 14A
                                 (Rule 14A-101)
                                -----------------
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                             Filed by Registrant [X]
                  Filed by Party other than the Registrant [ ]

                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
[ ]Confidential,for Use of the Commission Only (as permitted by Rule 14-6(e)(2))
                        [X] Definitive Proxy Statement
                      [  ]  Definitive   Additional  Materials  [  ]  Soliciting
        Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Chartwell Re Corporation
                (Name of Registrant as Specified in its Charter)

                            Chartwell Re Corporation
                   (Name of Person(s) Filing Proxy Statement)
                                -----------------

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[   ]    Fee computed on table below per Exchange ActRules 14a-6(i)(4) and 0-11.
         1.  Title of each class of securities to which transaction applies:
         2.  Aggregate number of securities to which transaction applies:
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
         4.  Proposed maximum aggregate value of transaction:
         5.  Total fee paid:
[   ]    Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1. Amount Previously Paid:
         2. Form, Schedule or Registration Statement No.:
         3. Filing Party:
         4. Date Filed:
                              --------------------

            It is anticipated that this Proxy Statement and a related form of proxy will first be delivered to security holders on or around April 14, 1997.

April 14, 1997



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Chartwell Re Corporation on Thursday, May 22, 1997 at 9:00 a.m. The Annual Meeting will be held at the Stamford Marriott Hotel located at 2 Stamford Forum, Stamford, Connecticut 06901.

         The official Notice of Annual Meeting, proxy and Proxy Statement containing information about the matters to be acted upon at the Annual Meeting are enclosed. The matters listed in the Notice of Annual Meeting are described in detail in the Proxy Statement.

         The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy promptly in the prepaid envelope provided in order to make certain that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may, of course, withdraw your earlier proxy and vote in person.

         We sincerely hope that you will be able to attend the Annual Meeting. Members of the Board of Directors, other executives of the Company and I will be on hand to talk with you individually both before and after the Annual Meeting.

                                     Very truly yours,


                                     Richard E. Cole
                                     Chairman and Chief
                                     Executive Officer

                            CHARTWELL RE CORPORATION

                ------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             to be held May 22, 1997
                 -----------------------------------------------


To the Stockholders of Chartwell Re Corporation:

         Notice is hereby given that the Annual Meeting of Stockholders of Chartwell Re Corporation, a Delaware corporation ("Chartwell" or the "Company"), will be held on Thursday, May 22, 1997, at 9:00 a.m. at the Stamford Marriott Hotel located at 2 Stamford Forum, Stamford, Connecticut 06901, for the following purposes:

        1. To elect five persons to serve as Class II Directors until the Annual Meeting of Stockholders in 2000 or until their successors have been duly elected and qualified.

        2. To consider and vote upon a proposal to adopt the Chartwell Re Corporation 1997 Omnibus Stock Incentive Plan.

        3. To consider and vote upon a proposal to amend the 1995 Employee Stock Purchase Plan in order to amend the service requirement for participation from one year to three months.

        4. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         These matters are more fully discussed in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on March 27, 1997 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. All stockholders, whether or not they expect to attend the Annual Meeting in person, are requested to mark, date, sign and return the enclosed proxy in the enclosed prepaid envelope.

                                      By Order of the Board of Directors,


                                      Kathleen M. Carroll
                                      Senior Vice President,
                                      General Counsel
                                      and Secretary

Dated: April 14, 1997

                                 PROXY STATEMENT

                                       OF
                            CHARTWELL RE CORPORATION

                       Four Stamford Plaza, 107 Elm Street
                        Stamford, Connecticut 06912-0043

                                PROXY INFORMATION

Solicitation of Proxies
-----------------------
         Proxies are solicited from stockholders by the Board of Directors of the Company in order to provide every stockholder an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not he or she attends in person. When the enclosed proxy card is properly executed and returned, the shares represented will be voted by the proxyholders named on the card (the "Proxyholders") in accordance with the stockholder's directions. Stockholders are urged to indicate the way they wish to vote on each matter by marking the appropriate boxes on the card; if no choice is specified, the shares will be voted as recommended by the Board of Directors. This Proxy Statement, the accompanying form of proxy and the Company's 1996 Annual Report to Stockholders are first being sent to stockholders on or about April14,1997.

Voting Procedures
-----------------
         Stockholders of record at the close of business on March 27, 1997 are entitled to notice of the Annual Meeting and to vote the shares held by him or her on that date at the Annual Meeting. Each share of common stock, par value $.01 per share (the "Common Stock"), is entitled to one vote upon each of the matters to be voted on at the Annual Meeting. As of March 27, 1997, a total of 9,596,753 shares of Common Stock of the Company were outstanding. There is no cumulative voting of Common Stock.

         Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. Any stockholder executing a proxy may revoke such proxy at any time before it is actually voted on any matter by notifying the Secretary of the Company in writing at Four Stamford Plaza, 107 Elm Street, Stamford, Connecticut 06912-0043, by submitting a duly executed proxy bearing a later date, or by voting by ballot at the Annual Meeting, thereby canceling any proxy previously returned as to any matter voted on by ballot.

Quorum and Votes Required
-------------------------
         The presence, in person or by proxy, of a majority in number of the outstanding shares of Common Stock as of the record date constitutes a quorum and is required in order for the Company to conduct business at an Annual Meeting. Under the General Corporation Law of the State of Delaware abstaining votes and broker non-votes are both deemed to be present for purposes of determining whether a quorum is present at a meeting but are not deemed to be votes duly cast on a particular proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner. Shares with respect to which a stockholder has abstained from voting (but not broker non-votes) are considered present at the meeting for purposes of determining if the Company has obtained the requisite vote on a particular matter. Consequently, an abstention will have the same effect as a negative vote on a particular matter, but a broker non-vote will have no effect on the vote.

         Directors of the Company must be elected by a plurality of the vote of the shares present in person or represented by proxy at the Annual Meeting. This means that (i) the director nominees (up to the number of directors to be elected) receiving the highest number of affirmative votes will be elected, (ii) only shares voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality and (iii) shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

         With respect to the other matters submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy at the Annual Meeting for a particular proposal is required for such proposal to become effective.

                    PROPOSAL NUMBER 1 - ELECTION OF DIRECTORS

                       Your Board of Directors Recommends
                           a Vote "For" This Proposal

         Chartwell's Certificate of Incorporation and Bylaws provide for the election of directors by the stockholders. As permitted by Delaware law, the Board of Directors is divided into three classes (Classes I, II and III) as nearly equal in number as possible. The terms of office of the members of one class expire and a successor class is elected at each Annual Meeting of
Stockholders. Vacancies in directorships (including vacancies resulting from resignations and newly created directorships) may be filled, until the expiration of the term of the vacated directorship and until a successor is elected and qualified, by the vote of a majority of the directors then in office.

         At this Annual Meeting, the terms of office of the Class II directors will terminate; therefore, the Board of Directors has nominated Messrs.
Bensinger, L. Richardson, Jr., Sagan and Schnitzer (all of whom are also presently serving on the Board) for re-election as Class II directors, to serve three-year terms until the Annual Meeting of Stockholders is held in 2000 or until their successors have been duly elected and qualified. Bryan P. D. Kellett, a Class II director and the Chairman and former Chief Executive Officer of Archer Group Holdings plc ("Archer"), has indicated his intention not to stand for reelection. Mr. Wenman, the current Chief Executive Officer of Archer, was nominated by the Board of Directors for election as a Class II director to fill the vacancy created by Mr. Kellett's relinquishment of his board seat. It is intended that proxies will be voted in favor of these persons. If, for any reason, any of the nominees is not able or willing to serve as a director when the election occurs (a situation which is not presently contemplated), it is intended that the proxies will be voted for the election of a substitute nominee in accordance with the judgment of the Proxyholder.

Class II: Directors and Nominee Standing For Election

     Steven J. Bensinger, 42, has served as President of Chartwell since March 1993 and as a director of Chartwell since February 1994. From February 1991 to November 1992, Mr. Bensinger was President and Chief Operating Officer of Skandia America Reinsurance Corporation ("Skandia America"). From prior to 1988 to February 1991, Mr. Bensinger was Skandia America's Chief Financial Officer. Prior to joining Skandia America, he was a partner with the international accounting and consulting firm of Coopers & Lybrand, L.L.P. Mr. Bensinger is a director of Archer Group Holdings plc.

     Lunsford Richardson, Jr., 72, has been a director of Chartwell since December 13, 1995. From 1968 until December 13,1995, Mr. Richardson had been a director of Piedmont Management Company Inc ("Piedmont") and the Chairman of The Reinsurance Corporation of New York ("RECO"). Mr. Richardson is also the Chairman of Richardson Corporation of Greensboro and Vice Chairman of Lexington Global Asset Managers, Inc. ("Lexington"). Lunsford Richardson, Jr. is the cousin of Stuart Smith Richardson, a Class III director of the Company.

     John Sagan, 76, has been a director of Chartwell since 1992 and has been President of Sagan Associates, a financial advisory service firm, since 1986. Prior to that time he was Vice President and Treasurer of Ford Motor Company. Mr. Sagan is also a director of Telident Inc. and SBCM Derivative Products Ltd.

     Bruce W. Schnitzer, 52, has been a director of Chartwell since 1992. From March 1992 to March 1993, he was also Chairman of the Board of Directors of Chartwell. Mr. Schnitzer has been Chairman of the Board of Directors of Wand Partners Inc. ("Wand") since 1990 and was President of Magical Corporation, the general partner of Wand Investments, L.P., from prior to 1990. Mr. Schnitzer is a director of Amresco, Inc., Life Partners Group, Inc., Nestor, Inc. and PennCorp Financial Group Inc. He is also Chairman of New London Capital plc ("NLC").

     Stephen L. Wenman, 49, has been Chief Executive Officer of Archer Group since March 1997. He was Chairman of Special Risk Services Group from January 1988 to October 1995 and Executive Director of Willis Faber & Dumas Ltd., in London from March 1984 to December 1987. Mr. Wenman also served as Chairman & Chief Executive Officer, Special Risk Services Inc., New York, Chairman and
Chief Executive Officer, SRS Insurance Services, California, Director and Chairman of the Executive Committee, Risques & Finance S/A, France and various smaller subsidiaries in Australia, New Zealand and a risk management and survey company in the UK.

For information with respect to arrangements relating to the election of certain directors, see "Certain Relationships and Related Transactions."

Class I: Term Expires in 1999

     David J. Callard, 58, has been a director of Chartwell since 1992 and has been President of Wand since December 1990. From November 1989 until he joined Wand in September 1990, Mr. Callard was a financial advisor to several corporations. Prior thereto, he was, for 17 years, a general partner and from 1984 a director and managing director of Alex. Brown & Sons, an investment bank. Mr. Callard is also a director of Waverly, Inc.

     Richard E. Cole, 57, became Chairman of the Board of Directors of Chartwell in March 1993 and has served as Chief Executive Officer and a director of Chartwell since July 1990. From July 1990 to March 1993, Mr. Cole also served as President of Chartwell. From October 1988 to July 1990, Mr. Cole was engaged as a principal in various entrepreneurial activities outside of the insurance and reinsurance industries. Prior to October 1988, Mr. Cole was President of Cole, Booth, Potter (formerly Sten-Re Cole & Associates, Inc.), a reinsurance brokerage firm focusing on specialty lines reinsurance and reinsurance for regional companies. Mr. Cole is a director of NLC.

     Frank E. Grzelecki, 59, has been a director of Chartwell since March 1994 and has been President and Chief Operating Officer of Handy & Harman since 1992. He has been a director of Handy & Harman since prior to 1989. Mr. Grzelecki was Vice Chairman of Handy & Harman from 1989 to 1992. Mr. Grzelecki is also a director of Spinnaker Industries Inc., Morgan Group Inc., and Barnes Group Inc.

     William R. Miller, 66, has been a director of Chartwell since December 13, 1995. From 1994 until December 13, 1995, Mr. Miller had been a director of Piedmont. He was President and Chief Executive Officer of Winterthur U.S. Holdings from 1981 until 1990. Mr. Miller is also a director of Lexington. He is currently retired.

Class III: Term Expires in 1998

     Jacques Q. Bonneau, 42, has been a director of Chartwell since February 1994 and has served as Senior Executive Vice President and Chief Underwriting Officer since February 1997. Prior to February 1997, Mr. Bonneau served as Executive Vice President and Chief Underwriting Officer of Chartwell since March 1993. From October 1990, when he joined Chartwell and established Specialty Accounts, to March 1993, Mr. Bonneau was a Senior Vice President of Chartwell. From June 1988 to October 1990, Mr. Bonneau managed the Special Treaty and Program Department of Trenwick Group, Inc. ("Trenwick") and served as a director of Trenwick America Reinsurance Company. Prior to June 1988, he was a Vice President in and managed the Special Treaty and Program Department of Trenwick.

     Robert M. DeMichele, 52, has been a director of Chartwell as well as a director, Chief Executive Officer and President of Lexington since December 13, 1995. From 1982 until December 13, 1995, Mr. DeMichele served as President, Chief Executive Officer and a director of Piedmont. He also served as President and Chief Operating Officer of RECO from 1985 until December 13, 1995. Mr.
DeMichele also serves as a director of The Navigators Group, Inc., Vanguard Cellular Systems, Inc. ("Vanguard") and Lexington Global Asset Managers, Inc.

     Greg S. Feldman, 40, has been a director of Chartwell since 1992 and is a Managing Partner of Wellspring Associates L.L.C., a New York investment firm. From 1990 to 1994, Mr. Feldman was with EXOR America Inc., where he was a Vice President. From 1988 to 1990, Mr. Feldman was a Vice President of Clegg Industries, Inc., an investment firm.

     Stephen L. Green, 45, has been a director of Chartwell since 1992 and has been a General Partner of Canaan Partners since 1992. From 1973 to 1992, Mr. Green held a variety of financial positions with General Electric Company. He is also Chairman of Chartwell Advisers Limited ("Chartwell Advisers") and a director of CapMAC Holdings Inc.

     Stuart Smith Richardson, 50, has been a director of Chartwell since December 13, 1995. Prior to December 13, 1995, Mr. Richardson had been a director of Piedmont since 1983 and was Vice Chairman of Piedmont since 1986. He is also Chairman of Lexington and Chairman of Vanguard. Stuart Smith Richardson is the cousin of Lunsford Richardson, Jr., a Class II director standing for reelection.

                       PROPOSAL NUMBER 2 - APPROVAL OF THE
                            CHARTWELL RE CORPORATION
                        1997 OMNIBUS STOCK INCENTIVE PLAN

                       Your Board of Directors Recommends
                           a Vote "For" This Proposal
                               Proposed Amendment

            The Board of Directors has adopted and recommends that you vote to approve the Chartwell Re Corporation 1997 Omnibus Stock Incentive Plan (the "Omnibus Plan"). The Omnibus Plan will, if approved, be substituted in part for the 1993 Stock Option Plan (the "1993 Plan") and, therefore, shares of Common Stock previously authorized for the granting of stock options under the 1993 Plan but not granted prior to May 22, 1997 will no longer be available under the 1993 Plan but will, instead, be available under the Omnibus Plan. Any stock options previously granted under the 1993 Plan will remain outstanding pursuant to the terms of the 1993 Plan. Under the 1993 Plan approximately 25 officers have been granted stock options. If the Omnibus Plan is not approved, the 1993 Plan will remain in effect in its present form. The terms of the Omnibus Plan are summarized below, and a copy of the Omnibus Plan is set forth in its entirety as Exhibit A to this Proxy Statement. Capitalized terms used herein will, unless otherwise defined, have the meanings assigned to them in the text of the Omnibus Plan.

General
-------
         The Omnibus Plan is intended to promote the interests of the Company and the stockholders of the Company by providing officers and other employees of the Company (including directors who are also employees of the Company) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company thereby aligning their interest more closely to the interest of the stockholders.

         The Omnibus Plan is intended to comply with the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Plan is intended to provide performance-based compensation so as to be eligible for compliance with Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the following individuals who are employed at the end of the employer's taxable year ("Covered Employees"): the chief executive officer and the four most highly compensated executive officers (other than the chief executive officer), for whom compensation disclosure is required under the proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the stockholders in a separate vote prior to the payment.
Accordingly, if the Omnibus Plan is approved by stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the Omnibus Plan will not be subject to the deduction limit of Section 162(m).

         With respect to eligible Participants employed in the United Kingdom (the "U. K. Participants"), the Omnibus Plan shall be interpreted, enforced and construed in a manner such that the U. K. Participants shall be entitled to receive results similar to Participants employed in the United States including, but not limited to, the tax impact of participation, and the Board of Directors shall amend the Omnibus Plan as necessary to effectuate this result.

Summary of Terms
----------------
         The Omnibus Plan authorizes an aggregate of 607,000 shares of Common Stock that may be subject to awards, subject to adjustment as described below; however, upon approval of the Omnibus Plan, no future options may be granted under the 1993 Plan and 107,000 shares of Common Stock previously available for stock options under the 1993 Plan but not covered by outstanding stock options will no longer be available under the 1993 Plan but will, instead, be available under the Omnibus Plan. Accordingly, only an additional 500,000 shares of Common Stock would be available for awards under the Omnibus Plan in excess of the number of shares currently available under the 1993 Plan. Such shares may be authorized and unissued shares, treasury shares or shares acquired by the Company for purposes of the Omnibus Plan. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under the Omnibus Plan. The total number of shares of Common Stock subject to awards (including awards paid in cash but denominated in shares of Common Stock) granted to any Participant in the Omnibus Plan during any taxable year of the Company will not exceed 300,000. In the event that the Compensation Committee of the Board of Directors ( the "Committee") determines that any dividend or other distribution, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Omnibus Plan, then the Committee will make such equitable changes or adjustments as it deems necessary to the aggregate number of shares available under the Omnibus Plan, the limit on individual awards, the number of shares subject to each outstanding award, and the exercise price of each outstanding option or stock appreciation right.

         Awards under the Omnibus Plan may be made in the form of (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Phantom Stock and (vi) Stock Bonuses. Awards may be granted to such officers and other employees of the Company and its subsidiaries (including employees who are directors) as the Committee shall, in its discretion, select.

         The Omnibus Plan will be administered by the Committee which shall, at all times, consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) and a non-employee director within the meaning of Rule 16b-3. The Committee is authorized, among other things, to construe, interpret and implement the provisions of the Omnibus Plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Omnibus Plan.

Awards under the Plan
---------------------
         Stock Options. Unless the Committee expressly provides otherwise, an option will not be exercisable prior to one year after the date of grant and will become exercisable as to 25% of the shares subject thereto on each of the first through fourth anniversaries of the grant. The Committee will determine each option's expiration date; provided, however, that no incentive stock option may be exercised more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Committee, but may be no less than the Fair Market Value of a share of Common Stock on the date of grant. The option exercise price is payable (i) in cash, by certified check, bank cashier's check or wire transfer, (ii) by delivering instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the full amount of the Purchase Price, (iii) by delivering shares of Common Stock owned by the Participant with appropriate stock powers, (iv) by electing to have the Company retain shares of Common Stock which would otherwise be issued on the exercise of the Option, (v) any combination of the foregoing forms or (vi) by such other payment method as the Committee may prescribe.

         Stock Appreciation Rights. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Omnibus Plan. A stock appreciation right granted independently of any option will be subject to the same vesting rules as described above for options. A stock appreciation right granted in tandem with any stock option will be exercisable only when and to the extent the option to which it relates is exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and receive from the Company, in cash, an amount equal to the excess of the Fair Market Value of a share of Common Stock over the exercise price of the stock appreciation right for each share of Common Stock in respect of which such stock appreciation right is being exercised.

         Restricted Stock. The Committee may grant restricted shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Committee shall determine in its discretion. Awards of Restricted Stock granted to Executive Officers of the Company will be contingent on the attainment by the Company or a subsidiary of the Company, if applicable, of one or more pre-established performance goals (the "Performance Goals") established by the Committee. The Performance Goals may be based on the attainment by the Company (and/or its subsidiaries, if applicable) of any one or more of the following criteria: (i) a specified percentage return on total stockholder equity of the Company; (ii) a specified percentage increase in earnings per share from continuing operations of Common Stock; (iii) a specified percentage increase in net income of the Company; and
(iv) a specified percentage increase in profit before taxation of the Company.

         Phantom Stock. The Committee may grant shares of Phantom Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Committee shall determine in its discretion. If the requirements specified by the Committee are met, the grantee of such an award will receive a cash payment equal to the Fair Market Value of the shares covered thereby plus the dividends that would have been paid on such shares had they actually been outstanding following the grant date. Awards of Phantom Stock granted to Executive Officers of the Company will be contingent on the attainment by the Company or a subsidiary of the Company, if applicable, of any one or more of the Performance Goals noted above.

         Stock Bonus. The Committee may grant bonuses comprised of shares of Common Stock free of restrictions to such persons, in such amounts, as the Committee shall determine in its discretion. No Executive Officer shall be eligible to receive a Stock Bonus under the Omnibus Plan unless a prior determination of eligibility is made by the Committee.

         The Board may suspend, discontinue, revise, terminate or amend the Omnibus Plan at any time, provided, however, that stockholder approval will be obtained if and to the extent that the Board deems it appropriate to satisfy
Section 162(m).

         In the event of a Change in Control, all outstanding awards will become fully vested and/or immediately exercisable.

Plan Benefits
-------------
         The Company cannot now determine the exact number of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock and Stock Bonuses to be granted in the future to the executive officers named under the "Executive Officer Compensation - Summary Compensation Table" below, to all current executive officers as a group, or to all employees (including executive officers). See "Executive Officer Compensation - Options Granted in Last Fiscal Year" below for the number of options granted under the Stock Option Plan to the executive officers named in the Summary Compensation Table in the year ended December 31, 1996. During the year ended December 1996, options to purchase 115,000 shares of Common Stock were granted to all current executive officers as a group.

Certain Federal Income Tax Consequences
---------------------------------------
         The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Omnibus Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

         Non-Qualified Stock Options. An optionee will not recognize any taxable income upon the grant of a Non-Qualified Stock Option. The Company will not be entitled to a tax deduction with respect to the grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the excess of the Fair Market Value of the Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Common Stock received pursuant to the exercise of a Non-Qualified Stock Option will equal the sum of the compensation income recognized and the exercise price.

         In the event of a sale of Common Stock received upon the exercise of a Non-Qualified Stock Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock is more than one year.

         Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an Incentive Stock Option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an Incentive Stock Option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the Incentive Stock Option is not exercised or if the optionee subsequently engages in a "disqualifying disposition," as described below.

         A sale or exchange by an optionee of shares acquired upon the exercise of an Incentive Stock Option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the Incentive Stock Option will result in any difference between the net sale proceeds and the exercise price being treated a long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the Incentive Stock Option or within one year from the date of transfer of the Incentive Stock Option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the Fair Market Value of the shares at the time of exercise of the Incentive Stock Option and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

         Restricted Stock. A grantee will not recognize any income upon the receipt of Restricted Stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the Fair Market Value of the Restricted Stock at the time of receipt. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the Restricted Stock are subject are removed, in an amount equal to the Fair Market Value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

         Generally, upon a sale or other disposition of Restricted Stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

         Other Awards. The grant of a Stock Appreciation Right or Phantom Stock award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount. A Stock Bonus generally will result in compensation income for the grantee and a tax deduction for the Company, equal to the Fair Market Value of the shares of Common Stock granted.

         Inasmuch as awards under the Omnibus Plan will be granted at the sole discretion of the Committee and that performance goal criteria may vary from year to year and from Participant to Participant, benefits under the Omnibus Plan are not determinable. Compensation paid and other benefits granted for the 1996 fiscal year are set forth above in the section entitled "Executive Officer Compensation" commencing on page 16.

                PROPOSAL NUMBER 3 -AMENDMENT OF THE 1995 EMPLOYEE
                               STOCK PURCHASE PLAN

                       Your Board of Directors Recommends
                           a Vote "For" This Proposal

Proposed Amendment.
-------------------
         The Board of Directors has approved, and recommends that you vote to approve, an amendment to the 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") so that the years of service requirement for all Plan Years (as defined in the Stock Purchase Plan) commencing with the 1997 Plan Year will be reduced to three months from one year. If approved, all employees of the Company as of October 1, 1996 will be eligible to participate in the 1997 Plan Year and all employees as of October 1 of each subsequent year will be eligible to participate in the immediately following Plan Year. A copy of the Stock Purchase Plan was filed as Exhibit 4(c) to the Company's registration statement on Form S-8 (Reg. No. 33-80975) (the "Purchase Plan Registration Statement"). The terms of the Stock Purchase Plan are summarized below, and attached hereto as Exhibit B is a copy of the amended section of the Stock Purchase Plan which is marked to show the proposed amendment.

Summary of Terms
----------------
         The Stock Purchase Plan was adopted by the Company's Board of Directors on August 3, 1995 and approved by the Company's stockholders by written consent dated December 5, 1995. At the time of adoption, the Board of Directors authorized 100,000 shares of Common Stock for purchase under the Stock Purchase Plan. The Purchase Plan Registration Statement registering the 100,000 shares was filed with the SEC on December 29, 1995. The Stock Purchase Plan provides that, subject to certain procedural requirements, those employees of Chartwell and its designated subsidiaries (i) who have completed one year of continuous service with Chartwell or a designated subsidiary, (ii) whose customary employment is at least twenty hours per week and at least five months in any calendar year and (iii) who are not five percent or greater stockholders of Chartwell, are eligible to participate ("Participating Employees"). As of January 1, 1997, approximately 100 employees of the Company were eligible to participate in the Stock Purchase Plan including those employees who would be eligible if the proposed amendment is approved. On January 2, 1997, approximately 12,361 shares of Common Stock were purchased with Participants' 1996 payroll deductions for the 1996 Plan Year.

         Pursuant to the Stock Purchase Plan, each Participating Employee will be permitted to purchase shares of the Common Stock through regular payroll deductions in an amount equal to not less than two percent and not greater than ten percent of the Participating Employee's base pay (as elected by the Participating Employee). Participating Employees may also elect to use payroll deductions ranging from 2%-10% of his or her bonus compensation to purchase shares of Common Stock. Participating Employees will be able to purchase shares of the Common Stock with such payroll deductions at the end of a one year cycle at a purchase price equal to the lesser of (i) 85 percent of the fair market value per share of the Common Stock on the date the defined plan cycle begins or
(ii) 85 percent of the fair market value per share of Common Stock on the date the defined plan cycle ends. Under the Stock Purchase Plan, the fair market value of the shares of Common Stock which may be purchased by any Participating Employee during any calendar year may not exceed the amount set by the applicable tax code . A Participating Employee in the Stock Purchase Plan may request and receive delivery of all or a portion of the shares purchased by such Participating Employee pursuant to the Stock Purchase Plan; provided, however, that withdrawal of shares cannot occur more than once each Plan Year or prior to two years from the date such shares were purchased under the Stock Purchase Plan unless the appropriate committee of the Board of Directors, in its sole discretion, accelerates the permitted date of withdrawal or within sixty days of the occurrence of a Change in Control (as defined in the Stock Purchase Plan).

         The Board of Directors may from time to time amend or terminate the Stock Purchase Plan, provided that (i) no such amendment or termination may adversely affect options previously granted under the Stock Purchase Plan or the rights of any Participating Employee without the consent of such Participating Employee and (ii) to the extent required by Rule 16b-3 of the Exchange Act or any other law, regulation or stock exchange rule, no such amendment shall be effective without the approval of Chartwell's stockholders.

Plan Benefits
-------------
         Because participation in the Stock Purchase Plan will vary from employee to employee, and levels of participation among Participating Employees will also vary, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the Stock Purchase Plan.

Federal Income Tax Consequences to the Participating Employee and the Company
-----------------------------------------------------------------------------
         The Stock Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code. Pursuant to Section 421 of the Internal Revenue Code, as an Employee Stock Purchase Plan, a Participating Employee does not have to pay any Federal income tax upon joining the Stock Purchase Plan or when an offering ends and he or she receives shares of Common Stock pursuant to the exercise of an option. A Participating Employee is, however, required to pay Federal income tax on the difference, if any, between the price at which he or she sells the shares and the price that he or she paid for them. If a Participating Employee has owned the shares for more than one year and disposes of them at least two years after the date the offering commenced, he or she will be taxed as follows: If the sale price of the shares is equal to or less than the price paid for the shares under the Stock Purchase Plan, a Participating Employee will incur a long-term capital loss in the amount equal to the price paid over the sale price. If the sale price is higher than the price paid under the Stock Purchase Plan, the Participating Employee will recognize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares on the day the offering commenced over the price paid, or (ii) the excess of the sale price over the price paid. Any further gain is treated as long-term capital gain.

         If a Participating Employee sells the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the day the offering period commenced, the Participating Employee will recognize ordinary income on the amount of the difference between the purchase price and the market price of the shares on the date of purchase and the Company will be entitled to a Federal income tax deduction for the same amount, provided that all applicable Federal income tax withholding requirements are satisfied. A Participating Employee will also recognize a capital gain or loss (long-term or short-term, depending on the period the Participating Employee has owned the shares) for the difference between the sale price and the fair market value on the date of purchase. Other than as described above, the Company will not be entitled to a Federal income tax deduction upon the purchase or sale of shares by Participating Employees under the Stock Purchase Plan.

         This summary of Federal income tax consequences does not purport to be complete and is based upon interpretations of the existing laws, regulations and rulings which could be materially altered with the enactment of any new tax legislation. There also may be state and local income tax laws applicable to transactions related to the Stock Purchase Plan.

                       PROPOSAL NUMBER 4 - OTHER BUSINESS

         The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Annual Meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Annual Meeting, it is the intention of the Proxyholders to vote any proxies in accordance with their judgment.

              CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

Attendance
----------
         In 1996, the Board of Directors held six regularly scheduled meetings and two special meetings. All of the directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served. The Company considers attendance at meetings to be only one measure of a Director's contribution to the Company. Directors also fulfill their responsibilities by rendering advice in informal consultations with executive officers of the Company.

Committees  of the Board of Directors
-------------------------------------

          The Board of Directors has four committees: the Audit Committee, the Compensation Committee, the Corporate Finance Committee and the Nominating Committee. All of the committees are comprised of non-employee directors.

         The Audit Committee recommends an accounting firm to serve as the Company's independent auditors, reviews the independence of such auditors, reviews the audit reports prepared by such auditors, reviews the Company's accounting and financial reporting practices and reports its findings and recommendations to the Board of Directors for appropriate action. The Audit Committee, which is comprised of Messrs. Sagan (Chairman), Feldman and Miller, met twice during 1996.

         The Compensation Committee supervises the Company's compensation policies including the establishment of compensation and bonuses for executive officers, monitors the compensation arrangements of other management employees for consistency with corporate objectives and to enhance stockholder value and approves significant changes in salaried employee benefits. The Compensation Committee, which is comprised of Messrs. Grzelecki (Chairman), Callard and S. Richardson, met twice during 1996.

          The Corporate Finance Committee reviews and monitors the financial affairs of the Company including its investment strategy, financing activities and mergers and acquisitions strategy. The Corporate Finance Committee, which is comprised of Messrs. Schnitzer(Chairman), DeMichele,Green, and L.Richardson, Jr. met five times during 1996.

         The Nominating Committee recommends board committee structure, establishes criteria for the selection of directors, reviews the performance of each director and proposes nominees for election to the Board of Directors. This committee considers nominations for directors received from other directors, stockholders and management. In order for the Nominating Committee to consider stockholder nominations, such nominations must be submitted in writing and must be received by the Secretary of the Company not less than sixty (60) nor more than ninety (90) days prior to an Annual Meeting. The notice of nomination must include the information concerning the nominee that must be disclosed about nominees for election as directors in proxy solicitations prepared in accordance with Regulation 14A under the Exchange Act. The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Company if so elected. The Nominating Committee, which is comprised of Messrs. Green (Chairman), DeMichele and Schnitzer, met once during 1996.

Director Compensation
---------------------
              Each director who is not an employee of the Company received an annual retainer of $20,000 in 1996. Each director serving as chairman of a committee of the Board received additional compensation of $1,000 per year. In addition, directors received reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees thereof. Directors who were employees of the Company did not receive any fees for serving on the Board of Directors or for committee service in 1996. In 1996, pursuant to the terms of the 1996 Non-Employee Director Stock Option Plan, all non-employee directors were granted options to purchase 1,000 shares of Common Stock at an exercise price of $22.00 per share.

Section 16(a) Compliance
------------------------
         Section 16 of the Exchange Act requires certain officers and directors and persons who own more than 10% of the Company's Common Stock to report to the SEC their ownership and changes in ownership of the Company's Common Stock on Forms 3, 4, and 5. The Company has adopted procedures to assist its officers and directors in complying with these requirements which include assisting them in preparing forms for filing.

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company and Form 5 for the year ended December 31, 1996, the Company believes that all Section 16(a) filing requirements have been complied with except as follows: Bryan P.D. Kellett, a Class II director, did not file a Form 4 with respect to a purchase of 7,500 shares of the Company's stock in a timely manner. However, Mr. Kellett has, prior to the date of this Proxy Statement, filed the Form 4 regarding his purchase of Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to beneficial ownership of the Common Stock based on publicly available information as of March 31, 1997 by: (i) each person who is the beneficial owner of more than 5% of any class of the Company's Common Stock; (ii) all directors of the Company and nominees for director; (iii) the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company in 1996; and (iv) all directors and executive officers of the Company as a group.

                                                                  Percent of
                                           Number of               Common
Name of Beneficial Owner                    Shares                  Stock
------------------------                    ------                  -----

Wand/Chartwell Investments L.P. (1)
  c/o Wand Partners Inc.
  30 Rockefeller Plaza  Suite 3226
  New York, NY 10012                     1,141,011                 11.6%
Firstar Investment Research
   & Management
   777 East Wisconsin Avenue
   Suite 1899
     Milwaukee, WI 53201                   685,900                  7.2
Brinson Partners Inc. (2)
  209 South LaSalle Street
  Chicago, IL 6060                         616,962                  6.4
Franklin Resources
   777 Mariners Island Blvd.
   4th Floor
   San Mateo, CA 94404                     614,300                  6.4
Siegler, Collery & Company
   712 Fifth Avenue
   19th Floor
   New York, NY 10019                      526,100                  5.5
Stuart Smith Richardson (3)
  32 Bibbins Road
  Easton, CT 06612                         657,584                  6.9
Richard E. Cole (4)                        168,265                  1.7
Steven J. Bensinger (4)                    109,496                  1.1
Jacques Q. Bonneau (4)                     107,506                  1.1
Lunsford Richardson Jr. (5)                 89,990                   *
Bruce W. Schnitzer (1)                      84,642                   *
Michael H. Hayes (4)                        67,740                   *
David J. Callard (1)                        53,912                   *
Charles E. Meyers (4)                       37,491                   *
Robert M. DeMichele                         20,035                   *
John Sagan (6)                              14,885                   *
Bryan P.D. Kellett                           7,500                   *
Stephen L. Green (7)                          4,000                  *
Greg S. Feldman                              2,000                   *
Frank E. Grzelecki                           2,000                   *
William R. Miller                            1,500                   *
All executive officers and directors as a
group (18 persons) (4)                     1,492,980               14.7
 * Less than 1%.

(1) 911,926 shares of the Company's Common Stock are owned of record by Wand/Chartwell Investments L.P. (the "Partnership") and 46,608 shares of the Company's Common Stock are issuable to the Partnership upon the exercise of warrants owned by the Partnership. Further, 182,477 shares of the Company's Common Stock are issuable to Wand Partners (Chartwell) L.P. ("Wand (Chartwell)") upon the exercise of warrants held by Wand
     (Chartwell). Mr. Schnitzer and Mr. Callard, directors of Chartwell, together own of record all the outstanding shares of common stock of Wand Partners Inc. ("Wand"), which is the general partner of Wand (Chartwell), the general partner of the Partnership. As such, Messrs. Callard and Schnitzer share investment and voting power with respect to, and may be deemed to be the beneficial owners of, the Company's Common Stock and the warrants owned by the Partnership and Wand (Chartwell), respectively. Messrs. Schnitzer and Callard each own 2.1138% of the limited partnership interests in the Partnership and Wand owns 50% of the limited partnership interests in Wand (Chartwell). Except as stated in the preceding sentence, Messrs. Schnitzer and Callard disclaim beneficial ownership of the Company's Common Stock and the warrants owned by the Partnership and Wand (Chartwell). Share ownership for Messrs. Schnitzer and Callard shown in the chart represents their pro rata ownership interest in the Company's Common Stock and the warrants held by the Partnership and Wand (Chartwell), respectively.
(2) 543,308 and 38,808 shares of the Company's Common Stock and warrants to purchase 32,523 and 2,323 additional shares are owned of record by Virginia Retirement Systems ("VRS") and Institutional Venture Capital Fund II ("IVCF II"), respectively. Brinson has voting and dispositive power over the shares held of record by VRS, pursuant to agreements between Brinson and VRS. IVCF II is a closed end collective investment trust, the trustee of which (Brinson Trust Company) is a subsidiary of Brinson. Brinson is a wholly-owned subsidiary of SBC Holding (USA), Inc., a Delaware corporation ("SBC (USA)"), which is a wholly-owned subsidiary of Swiss Bank Corporation, a Swiss corporation ("SBC"). Brinson, SBC (USA) and SBC disclaim beneficial ownership of any shares of the Company's Common Stock.
(3) These shares include shares of various trusts of which Mr. Richardson is a trustee and exercises shared voting and investment power with respect to such shares.Mr.Richardson has sole voting and investment power with respect to 253,886 shares of the Company's Common Stock. Mr. Richardson is a Richardson Stockholder;see"Certain Relationships and Related Transactions."
(4) Includes, with respect to each of the officers indicated, the following numbers of options exercisable within 60 days of the date hereof: Mr. Cole 138,400; Mr. Bensinger 105,760; Mr. Bonneau 95,520; Mr. Hayes 62,380; and
     Mr.Meyers 26,720. With respect to all executive officers and directors as a group, includes an aggregate of 501,421 options exercisable within 60 days of the date hereof, 4,481 warrants held by Mr.Sagan and includes 656,584 shares held by Stuart Smith Richardson, a director of the Company. See footnote 3 above.
(5) Mr. Richardson may be deemed to be a control person of Chartwell (other than solely by reason of being a director of Chartwell) according to the rules of the SEC. Mr. Richardson is a Richardson Stockholder; see "Certain Relationships and Related Transactions."
(6) Includes 4,481 shares of the Company's Common Stock issuable upon the exercise of the warrants owned by Mr. Sagan, a director of Chartwell.
(7) Mr. Green, a director of Chartwell, is a general partner of Canaan Partners, the ultimate general partner of Canaan Capital Offshore Limited Partnership C.V. ("CCLP") and Canaan Capital Limited Partnership. 217,419 shares of the Company's Common Stock and warrants to purchase 11,112 additional shares are owned of record by CCLP and 26,051 shares of the Company's Common Stock and warrants to purchase 1,331 additional shares are owned of record by Canaan Capital Limited Partnership. The other general partners of Canaan Partners are Harry T. Rein, James J. Fitzpatrick, Deepak Kamra, Gregory Kopchinsky, Robert J. Migliorino and Eric A. Young. As such, Messrs. Green, Rein, Fitzpatrick, Kamra, Kopchinsky, Migliorino and Young share investment and voting power with respect to and may be deemed to be the beneficial owners of the Company's Common Stock held by Canaan Partners.

              CERTAIN INFORMATION REGARDING THE EXECUTIVE OFFICERS


Executive Officers
         The following table provides information as of the date of this Proxy Statement regarding the executive officers of Chartwell. Biographical information for each of the individuals set forth in the table is presented immediately following the table.

           Name         Age                   Title
---------------------  -------    ------------------------------------
Richard E. Cole          57       Chairman and Chief Executive Officer
Steven J. Bensinger      42       President
Jacques Q. Bonneau       42       Senior Executive Vice President, Chief
                                   Underwriting Officer
James A. Giordano        44       Executive Vice President
Michael H. Hayes         43       Executive Vice President
Kathleen M. Carroll      43       Senior Vice President, General Counsel
                                   and Secretary
Charles E. Meyers        47       Senior Vice President, Chief Financial Officer

         Richard E. Cole
              See, Proposal Number 1 - Election of Directors

         Steven J. Bensinger
              See, Proposal Number 1 - Election of Directors

         Jacques Q. Bonneau
              See, Proposal Number 1 - Election of Directors

         James A. Giordano, head of Regional Accounts and Marine & Aviation Accounts, has served as an Executive Vice President of Chartwell since February 1997 and prior thereto as Senior Vice President since April 1990. From December 1985 to April 1990, Mr. Giordano served as a Vice President of Chartwell. Mr. Giordano has been a Director of Chartwell Advisers since December 1996.

          Michael H. Hayes, head of Global Accounts, has served as an Executive Vice President of Chartwell since March 1990.Since September 1993, Mr. Hayes has been Managing Director of Chartwell Advisers. From October 1988 to March 1990, Mr. Hayes served as Senior Vice President of Chartwell. Prior to October 1988, Mr. Hayes was a Vice President of Trenwick, where he was responsible for Trenwick's treaty operations.

         Kathleen M. Carroll has served as Senior Vice President, General Counsel and Secretary of Chartwell since February 1997 and prior thereto as Vice President, General Counsel and Secretary since October 1993. From May 1991 until September 1993, she served as Second Vice President and Associate General Counsel of NAC Reinsurance Company ("NAC"). From prior to 1988 until May 1991, she served as Assistant Vice President and Assistant General Counsel of NAC.

         Charles E. Meyers has served as Senior Vice President and Chief Financial Officer of Chartwell since October 1994. Prior to October 1994, Mr. Meyers served as Senior Vice President and Treasurer of Chartwell from August 1990 to October 1993 when he became Senior Vice President, Treasurer and Chief Financial Officer of Chartwell. In addition, he served as Secretary of Chartwell from July 1990 to October 1993. Prior thereto, he was Vice President, Accounting and Finance of Chartwell from October 1988 to August 1990 and Assistant Vice President, Accounting and Finance from prior to October 1988.

Employment Arrangements
-----------------------
         On August 2, 1995, the Chartwell Board of Directors extended the term of the employment agreements with Messrs. Cole, Bensinger, Bonneau and Hayes (the "Employment Agreements") from December 31, 1996 to December 31, 1997. The Employment Agreements provide for annual base salaries (which may be increased at the discretion of the Chartwell Board of Directors) of $425,000, $375,000, $300,000 and $225,000, respectively, during 1996 and 1997. Under the terms of the Employment Agreements, bonus awards will be payable to these employees, at the sole discretion of the Chartwell Board of Directors, in an amount of 0-50% of base salary if annual results are less than Chartwell's business plan for such year and 50-100% of base salary if results equal or exceed such annual plan. In addition, Mr. Bensinger was paid a signing bonus of $200,000, the payment of which was spread out over the first two years of his employment with the Company.

         Messrs. Cole, Bensinger, Bonneau and Hayes will also receive a supplement to Chartwell's Section 401(k) Plan payable at the earlier of age 65 or employment termination. The supplement will be equal to the aggregate contributions made with respect to the employee to a trust established by Chartwell. Annual contributions to the trust will equal 20% of the year's base salary for Mr. Cole and 132% of salary for Messrs. Bensinger, Bonneau and Hayes. The employees will also be provided with certain other benefits and perquisites pursuant to the Employment Agreements.

         Upon a termination of the employee's employment by Chartwell without "Cause" or by the employee for "Good Reason" (each as defined in the Employment Agreements), Chartwell will be obligated to pay the employee's base salary for three years and maintain certain benefits for two years. If such termination occurs following a "Change in Control" as defined in the Employment Agreements, a lump sum payment will be made equal to the amount described in the immediately preceding sentence plus an amount equal to one times the average bonus received by the employee for the most recent three years prior to the date of termination.

         In the event any payments to an employee under the Employment Agreements are subject to an excise tax under Section 4999 of the Internal Revenue Code, Chartwell will reimburse the employee so that the employee will retain an after-tax benefit as if the excise tax had not been incurred; provided, however, that in the event a Change in Control triggers a lump sum payment to the employee as described in the preceding paragraph, the employee's lump sum payment shall include only that portion of the bonus which would not result in the assessment of an excise tax.

         Each employee is subject under the terms of his Employment Agreement to a non-competition provision during the term of his employment and for up to one year thereafter under certain circumstances and to ongoing confidentiality obligations. Although there is no obligation to mitigate severance benefits, certain amounts received from a new employer will reduce Chartwell's obligations under the Employment Agreements.

Executive Officer Compensation
------------------------------
         The following table sets forth the cash and non-cash compensation with respect to the fiscal years ended December 31, 1996, 1995 and 1994 awarded to or earned by the Chief Executive Officer of Chartwell and the four other most highly compensated executive officers of Chartwell:

                               Summary Compensation Table

                          Annual Compensation         Long Term Compensation
                    -------------------------------  --------------------------
                                           Other              Securities  All
                                           Annual              Under-    Other
                                           Compen- Restrict-    lying    Comp-
                     Year  Salary   Bonus   sation   ed Stock  Options  ensation
                            (1)($)   ($)    (2)($)   (3)($)    (4)(#)     5($)
                    ------ ------- -------- -------- -------  ------   --------
Richard E. Cole      1996 $442,443 $403,750 $157,941   --     28,500   $ 89,500
 Chairman & Chief    1995  367,905  314,775  173,348   --       --       72,775
 Executive Officer   1994  349,750  104,925   51,726   --       --       72,775

Steven J. Bensinger  1996  388,809  356,250  142,036   --     26,000     55,125
  President          1995  300,000  270,000  148,431   --       --       45,120
                     1994  304,086   90,000  176,878   --       --       40,500

Jacques Q. Bonneau   1996  300,000  285,000   83,843   --     23,000     45,000
 Sr. Executive Vice  1995  244,125  207,000   24,857   --       --       33,969
 President and Chief 1994  247,331   69,000   28,432   --       --       33,900
 Underwriting Officer

Michael H. Hayes     1996  235,977  125,000   45,291   --     10,000     34,875
 Executive Vice      1995  199,231  125,000   23,621   --      3,100     31,620
 President           1994  199,589   65,000   13,718   --       --       30,270

Charles E. Meyers    1996  176,887  125,000    9,608   --     10,000      4,500
 Sr. Vice President  1995  169,633   95,000    5,626   --      1,400      4,094
 and Chief Financial 1994  160,189   31,080    3,641   --       --        3,894
 Officer
------------------------
(1) Includes payment for unused vacation. For 1995 and 1994, the amounts included as payment for unused vacation had, in prior years, been included in the Other Annual Compensation column.
(2) Includes reimbursement for taxes due on certain perquisites of $107,128, $93,213, $47,282, $24,785 and $6,478, for Messrs. Cole,
     Bensinger, Bonneau, Hayes and Meyers, respectively. For Messrs. Cole, Bonneau, Hayes and Meyers, the amount set forth in the preceding sentence includes tax reimbursement for 1996 perquisites of $41,426, $29,794, $16,727 and $2,551, respectively, and a correction to the amount of tax reimbursement paid in the years 1992-1995 of $65,702, $17,488, $8,058, and $3,927, respectively. For Mr. Bensinger, the total tax reimbursement set forth in the first sentence of this footnote includes $45,055 for 1996 perquisites and $48,158 as a correction to the amount of tax reimbursement paid in the years 1993-1995
(3)  On March 6, 1992, 21,629, 4,155, 4,448, and 5,749 shares of restricted stock were granted to Messrs. Cole, Bonneau, Hayes and Meyers, respectively, at a value of $21.00 per share. All such shares are vested, with the vesting of the last unvested shares having occurred in 1995.
(4) The exercise price of all options outstanding as of December 12, 1995 was adjusted to $21.00 per share as of such date.
(5) The amounts in this column consist of 401(k) Plan matching contributions by Chartwell and contributions made by Chartwell to a trust established as a supplement to the 401(k) Plan.

     Summarized below in tabular format are options granted during the fiscal year ended December 31, 1996 to the above-named executive officers:

Option Grants in Last Fiscal Year
                                                             Potential Realized
                                                                   Value
                                                              at Assumed Annual
                              % of Total                         Rates of
                               Options                          Stock Price
                              Grnted to                         Appreciation
                              Employees  Exercise             for Option Term
                     Options     in       Price  Expiration -------------------
    Name             Granted Fiscal Year ($/Sh)   Date       5%          10%
-------------------  ------- ----------- ------ ---------- -------- -----------
Richard E. Cole       28,500    14.8%    $25.25   1/01/06  $452,568   $1,146,897
Steven J. Bensinger   26,000    13.4      25.25   1/01/06   412,869    1,046,292
Jacques Q. Bonneau    23,000    11.9      25.25   1/01/06   365,231      925,566
Michael H. Hayes      10,000     5.2      25.25   1/01/06   158,796      402,420
Charles E. Meyers     10,000     5.2      25.25   1/01/06   158,796      402,420

         Set forth below are the number of outstanding options at December 31, 1996 granted to each of the executive officers named in the Summary Compensation
Table:

                         Number of Unexercised
                              Options              Value of Unexercised
                         at Fiscal Year-End             In-the-Money
                      Exercisable  Unexercisable         Options(1)
                      -----------  -------------         ----------
 Richard E. Cole       138,400      43,100               $ 795,800 (2)
                                                           126,700 (3)
Steven J. Bensinger     91,760      48,940                 527,620 (2)
                                                           170,905 (3)
Jacques Q. Bonneau      95,160      33,040                 547,170 (2)
                                                            92,230 (3)
Michael H. Hayes        62,380      17,620                 358,685 (2)
                                                            58,815 (3)
Charles E. Meyers       26,720      13,280                 153,640 (2)
                                                            33,860 (3)
----------------
 (1) Based on closing price of $26.75 per share for Chartwell's Common Stock on December 31, 1996.
 (2) Exercisable options.
 (3) Unexercisable options.

Compensation Committee Report on Executive Compensation
-------------------------------------------------------
         Decisions regarding aggregate compensation of the executive officers of Chartwell, including compensation in the form of cash bonuses and equity-based awards, are made by the Compensation Committee of the Board of Directors. During 1996, the Compensation Committee consisted of Frank E. Grzelecki, David J. Callard and Stuart S. Richardson. None of the members of the Compensation Committee are employees of Chartwell or any of its subsidiaries. Decisions by the Compensation Committee regarding executive compensation are submitted, as appropriate, to the other non-employee members of the Board of Directors for approval.

         The Compensation Committee has implemented compensation policies, plans and programs that are designed to attract, retain, motivate and reward executive officers whom the Company expects to make significant contributions to the Company's performance. To that end, Chartwell currently provides executive officers with competitive salaries, cash bonuses based upon objective criteria and equity-based awards principally in the form of stock options. The Compensation Committee periodically evaluates Chartwell's performance, executive compensation and executive share ownership compared with those of other comparable United States reinsurance companies in making its decisions. In 1996 the Compensation Committee engaged William M. Mercer Inc. to assist in evaluating the competitiveness of the Company's executive compensation program.

         To the extent readily determinable and as one of the factors in the consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to Chartwell and the executives of various payments and benefits. Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the Chief Executive Officer and the four other most highly compensated officers of a public company to $1,000,000 per year, subject to an exception for performance-based compensation arrangements which satisfy certain conditions. Total compensation of Chartwell's executive officers did not exceed this deduction limitation in 1996. In the future, the Compensation Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

         Base Salary. Each year the Chief Executive Officer recommends to the Compensation Committee a base salary for certain executive officers including, but not limited to, the executive officers named in this Proxy Statement, other than the Chief Executive Officer, the President, the Chief Underwriting Officer and the Executive Vice President, Global Accounts, whose salaries are set by the Compensation Committee and reflected in their employment contracts. These salary recommendations are based on each executive officer's individual performance over the past year, annual corporate performance, industry salary trends and competitive salary levels. Base salary decisions also take into account the Compensation Committee's views as to the emphasis to be placed on variable, performance-based compensation. The Compensation Committee reviews the recommendations of management and fixes the base salaries of each executive officer, subject to approval by the full Board of Directors.

         Annual Bonus Plan. The Board of Directors of Chartwell adopted a bonus plan for all officers of Chartwell in February 1994. The bonus plan permits the Compensation Committee to award cash bonuses ranging from 0% to 100% of base salary for any given year based on (i) officer level, (ii) Chartwell's business plan results for the past year, including achievement of budget goals, including, but not limited to, overhead expenses, growth in premiums and return on investment, and achievement of strategic goals, and (iii) the overall business climate in the reinsurance industry. The bonus plan calls for bonuses in the lower end of the ranges to be awarded in years when lower returns on investment are experienced and in the higher end of the ranges during years when returns on investment should be greater.

         Each year the Chief Executive Officer recommends to the Compensation Committee a bonus for all eligible officers. In January 1997, the Compensation Committee determined to recommend to the full Board of Directors that Messrs. Cole, Bensinger and Bonneau receive bonuses of 95% of base salary and all other eligible officers receive bonuses ranging from 1.3% to 71.4% of base salary. In determining the bonus levels for 1996, particularly those of Messrs. Cole, Bensinger and Bonneau, the Compensation Committee considered the achievement of budget goals and also recognized the contributions of each officer in completing the acquisition of Archer as well as the Company's stock performance during the year. The non-employee members of the Board of Directors approved the bonuses as recommended by the Compensation Committee in February 1997.

         Stock Options. The Compensation Committee administers the Stock Option Plan which provides for the issuance of options to purchase up to 1,000,000 shares of Common Stock. The primary purpose of the Stock Option Plan is to provide additional incentive to executive officers to further the growth, development and financial success of Chartwell and to align officers' interests with those of Chartwell's stockholders. The Compensation Committee has a policy of considering annual grants under the Stock Option Plan to executive officers. In 1996, the Compensation Committee granted options to purchase 193,500 shares of the Common Stock to officers of the Company. In making grants, the Compensation Committee also considered the number of options remaining available for grant under the Stock Option Plan and the aggregate amount of options previously granted.

         Chief Executive Compensation. Pursuant to the terms of his employment agreement, the Company's Chief Executive Officer, Richard E. Cole, received $425,000 in base salary in 1996, a 21.5% increase over his 1995 base salary which, pursuant to the employment agreement had remained unchanged since 1993. In February 1997, the Compensation Committee granted an award to Mr. Cole under the Company's bonus plan of $403,750 or 95% of his 1996 base salary. This grant was in recognition of Chartwell's performance with respect to the strategic and financial goals set by the Board of Directors and Mr. Cole's efforts in the successful completion of certain strategic initiatives, including the acquisition of Archer. In addition, Mr. Cole was awarded 28,500 options under the Stock Option Plan with an exercise price of $25.25, which was the fair market value of the Company's Common Stock on the date of grant.

         1997 Omnibus Stock Incentive Plan. In February 1997, the Compensation Committee recommended that the Board of Directors approve the Omnibus Plan in order to provide the Company with greater flexibility to meet its objective of providing an equity-based incentive to Chartwell's executive officers and senior officers. The stated purpose of the Omnibus Plan is the same as the current Stock Option Plan, that is, to promote the interests of the Company and the stockholders of Chartwell by providing officers and other employees of the Company (including directors who are also employees of the Company) with equity incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company. The full Board of Directors concurred with the Compensation Committee's recommendation, subject to stockholder approval.


Frank E. Grzelecki
David J. Callard
Stuart S. Richardson

                            PERFORMANCE GRAPH

       The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500, the Standard & Poor's Property/ Casualty Index and a peer group comprised of Everest Re, NAC Re Corporation, Transatlantic Holdings, Inc. and Trenwick Group, Inc., in each case since December 13, 1995, the date on which the Company commenced trading on the Nasdaq National Market.

The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T.
                                              S&P
Investment Value     CWL          S&P 500    Prop&Cas    Custom Peer Group
----------------   -------        --------   ---------   -----------------
   12/13/95        $100.00        $100.00    $100.00       $100.00
   12/31/95         104.76          99.16      99.40        104.18
   03/31/96         108.33         104.46      97.92         98.95
   06/30/96         105.55         109.16     103.70        103.51
   09/30/96         121.28         112.54     105.14        102.53
   12/31/96         128.04         121.83     120.78        113.77

      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement
----------------------
         In connection with the Merger, Chartwell entered into the Stockholders Agreement with certain of its stockholders, including VRS, IVCF II, Michigan Mutual Insurance Company ("MMIC"), FIMA Finance Management Inc. ("FIMA") and the Partnership (collectively, the "Chartwell Stockholders"), and Messrs. L. Richardson, Jr., S. Richardson, S. Boney, L.R. Preyer, P.L. Richardson and R.R. Richardson, each of whom was a director of Piedmont, and certain other stockholders who are relatives of the foregoing, or which are trusts with respect to which the foregoing or such relatives are trustees or hold beneficial interests, as well as a charitable organization established by relatives of the foregoing (collectively, the "Richardson Stockholders"). The Stockholders Agreement addresses certain matters relating to the control of Chartwell after the December 1995 merger with Piedmont (the "Merger").

         The Stockholders Agreement contains certain "standstill" provisions intended to restrict the ability of any party to increase significantly its present share of control over Chartwell. Pursuant to the standstill provisions, the Chartwell Stockholders and the Richardson Stockholders are each prohibited from engaging in certain actions, including the following: (i) during the six month period commencing upon the effective time of the Merger, purchasing additional shares of the Common Stock or other voting securities of Chartwell, except that such stockholders may purchase additional shares of the Common Stock up to /ertain individual and aggregate thresholds prescribed by the Stockholders Agreement; and (ii) for three years following the effective time of the Merger, depositing any shares of the Common Stock or other voting securities of Chartwell into a voting trust or subjecting any such securities to any arrangement or agreement (other than the Stockholders Agreement) with respect to the voting of such securities, subject to specified exceptions.

         The Stockholders Agreement contains provisions giving the Richardson Stockholders certain rights with respect to representation on the Chartwell Board of Directors. Upon consummation of the Merger, the Richardson Stockholders were entitled to designate four persons to be nominated for election to the Chartwell Board of Directors.

         Pursuant to the provisions of the Stockholders Agreement, the number of persons that the Richardson Stockholders may designate will be permanently reduced if the Richardson Stockholders hold less than 16% of the outstanding Common Stock, such that (i) if the Richardson Stockholders hold less than 16% but equal to or greater than 12% of the Common Stock, they will be entitled to three designees; (ii) if the Richardson Stockholders hold less than 12% but equal to or greater than 8% of the Common Stock, they will be entitled to two designees; (iii) if the Richardson Stockholders hold less than 8% but equal to or greater than 5% of the Common Stock, they will be entitled to one designee; or (iv) if the Richardson Stockholders hold less than 5% of the Common Stock, they will have no further designation rights. Initially, Stuart Smith Richardson will exercise the designation rights of the Richardson Stockholders.

     Upon completion of the Company's public offering of its Common Stock on March 8, 1996 (the "Offering"), the Richardson Stockholders held less than 16% but more than 12% of the Company's outstanding Common Stock. As a result, the Richardson Stockholders are currently entitled to designate three persons to be nominated for election to the Board of Directors. Directors L. Richardson, Jr.,
S. Richardson and DeMichele are the current designees as the Richardson Stockholders. Mr. L. Richardson, Jr. is standing for reelection at this year's Annual Meeting.

         The designees of the Richardson Stockholders will be recommended by the nominating committee of Chartwell's Board of Directors to the full Board of Directors for inclusion in Chartwell's slate of nominees for election. Each party to the Stockholders Agreement agrees to vote its shares in favor of the slate proposed by Chartwell, subject to the right of the Chartwell Stockholders to be released from this voting obligation upon their ownership interests in Chartwell declining below certain specified thresholds. As a result of the Offering, the ownership interest of each of VRS, IVCF II, MMIC and FIMA has fallen below such specified level, and therefore, each entity has been released from its voting obligation. In the event that any designee of the Richardson Stockholders ceases to serve as a director, the Richardson Stockholders will have the right to designate another person for election to the Chartwell Board of Directors.

         If at any time (i) a designee of the Richardson Stockholders is sitting on the Chartwell Board of Directors and (ii) the board of directors of any principal U.S. subsidiary of Chartwell has any member who is not an officer or employee of Chartwell or any of its subsidiaries, Chartwell will cause one designee of the Richardson Stockholders that is sitting on the Chartwell Board of Directors to be elected to the board of directors of such subsidiary.

         With certain limited exceptions, any party or parties to the Stockholders Agreement proposing to sell a number of shares of the Common Stock representing 30% or more of the then outstanding Common Stock in one or a series of related transactions must provide written notice to the other parties of the proposed action at least fifteen days before the proposed date of sale. Within ten days of the receipt of such notice any other party may inform the party proposing to sell the shares that such other party desires to sell shares to the prospective buyer on the same terms and conditions set forth in the notice and, upon giving notice, such other party will be entitled to participate on a pro-rata basis in the sale of the shares.

         Amendments to and modifications of the Stockholders Agreement may only be made by written consent of Chartwell and other parties to the Stockholders Agreement holding not less than 66 2/3% of the Common Stock then subject to the Stockholders Agreement, except that any amendment, modification or other change to the Stockholders Agreement that affects the nomination or agreement to vote for the directors designated by the Richardson Stockholders requires the consent of 66 2/3% of the outstanding shares of the Common Stock held by the Richardson Stockholders.

         The Stockholders Agreement became effective as of the effective time of the Merger and will continue in effect (subject to the earlier termination of certain provisions as described above) until (i) the written consent of all parties to the agreement is obtained, (ii) Chartwell is dissolved or liquidated,
(iii) the date which is the later of (A) the date on which settlement of the Company's CI Notes due 2004 occurs and (B) the first date on which the total number of shares of the Common Stock held by the Richardson Stockholders represents less than ten percent of the then issued and outstanding the Common Stock, or (iv) eleven years from the date of the Stockholders Agreement.

Registration Rights Agreement
-----------------------------
         In connection with the Merger, Chartwell entered into the Registration Rights Agreement with the Chartwell Stockholders, the Richardson Stockholders and a majority of Chartwell's other stockholders prior to the Merger. Pursuant to the Registration Rights Agreement, at any time after the effective time of the Merger, upon the request of stockholders holding at least 400,000 shares of the Common Stock or any security convertible into 400,000 shares of the Common Stock, Chartwell must, subject to certain limited exceptions, use its best efforts to register such shares under the Securities Act of 1933, as amended. Chartwell is not obligated to effect more than one registration in any nine-month period or more than four during the term of the Registration Rights Agreement. The Richardson Stockholders have the right to initiate two of the four registrations effected pursuant to the Registration Rights Agreement. Chartwell will pay all registration expenses in connection with the four registrations except underwriting discounts and commissions and transfer taxes. If the registration is in the form of an underwritten offering, the stockholders holding a majority of the shares of the Common Stock being registered pursuant to the registration may select the underwriters, subject to Chartwell's approval.

         Parties to the Registration Rights Agreement have "piggyback" rights to register shares of the Common Stock in connection with registration of equity securities by Chartwell. These rights are subject to limitation if the registration involves an underwritten offering and the managing underwriter determines that, in its good faith view, the inclusion of all or any portion of such additional securities in the registration would have a material adverse effect on the offering.

Indemnification; Insurance
--------------------------
         Chartwell has generally agreed to indemnify the former officers and directors of Piedmont in respect of acts or omissions occurring prior to the effective time of the Merger (including, but not limited to, the transactions contemplated by the Merger Agreement pursuant to which the Merger was effected) to the extent provided under Piedmont's certificate of incorporation and by-laws as in effect on the date of the Merger Agreement, in each case subject to any limitation imposed by applicable law. In addition, Chartwell has agreed to maintain Piedmont's existing directors' and officers' liability insurance for six years from the effective time of the Merger, subject to certain limitations.

Certain Other Relationships
---------------------------
         Relationship with Old American Insurance Company. Chartwell Reinsurance Company, an indirect, wholly-owned subsidiary of the Company, provides reinsurance on certain reinsurance programs to Old American Insurance Company, a Texas County Mutual Company ("Old American"). Chartwell participates with other broker market reinsurers on those programs which meet its underwriting requirements. Old American accounted for 0.7%, 0.9%, and 4.1% of Chartwell's gross premiums written for the years ended December 31, 1996, 1995 and 1994, respectively. Chartwell and Old American have no ownership in each other; however, Wand is the general partner both of Wand (Chartwell) and of the Delaware general partnership that controls Old American.


         Relationships with New London Capital plc. In 1993, pursuant to an Advisory Agreement between Chartwell Advisers Limited, an indirect, wholly-owned subsidiary of the Company, and NLC (the "NLC Advisory Agreement"), Chartwell Advisers became the exclusive Lloyd's adviser to NLC, an investment company formed to underwrite at Lloyd's of London through a group of wholly-owned subsidiaries that are limited liability corporate members of certain selected Lloyd's syndicates. Messrs. Schnitzer and Cole are directors of NLC, Chartwell and Chartwell Reinsurance. The NLC Advisory Agreement, which has a term of five years commencing on November 15, 1993, provides that Chartwell Advisers will (i) review and evaluate Lloyd's syndicates to identify those which satisfy NLC's underwriting criteria, (ii) recommend those syndicates to which the NLC corporate members should provide underwriting capacity and (iii) monitor the selected syndicates throughout the underwriting year. Chartwell Advisers' remuneration for its services will consist of (i) an annual service fee based on the Available Capacity of NLC (as defined in the NLC Advisory Agreement) and
(ii) a profit commission based on the underwriting success of the syndicates in which the NLC corporate members participate. Chartwell will provide a limited indemnity to NLC only in cases involving negligence, breach of trust or willful misconduct on the part of Chartwell Advisers in the performance of its duties under the NLC Advisory Agreement.

         In 1994, Chartwell and NLC entered into a Participation Agreement whereby Chartwell participates in the 1995 Year of Account underwriting results of NLC's syndicates, which are selected by Chartwell Advisers, by posting a letter of credit in the sum of ,6.5 million and guaranteeing a loan to NLC in the sum of ,1.5 million. Under Lloyd's rules, this allowed NLC to increase its premium capacity by ,16 million. The results relating to this increased capacity inure to Chartwell. The maximum liability for this investment would be ,8 million, the sum of the letter of credit and the loan guarantee. This arrangement was extended by Chartwell and NLC in 1995 and 1996 in order to cover the 1996 and 1997 Years of Account, respectively.

     Relocation Loan. In August 1990, Mr. Cole received a compensation related loan from Chartwell in the amount of $134,000 to assist with his relocation to Connecticut. The loan is non-interest bearing and interest is imputed and included as compensation to Mr. Cole. The outstanding balance at December 31, 1995 was $22,333. Such balance was forgiven in 1996.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         In order for a proposal by a stockholder of the Company to be eligible to be included in the Company's Proxy Statement and form of proxy card for the 1998 Annual Meeting of Stockholders, the proposal must be received in proper form by the Secretary of the Company at the Company's principal executive offices no later than December 15, 1997.

                            MISCELLANEOUS INFORMATION

         The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. In addition to solicitation of proxies by mail, proxies may be solicited by personal, telephonic and telegraphic communications by the Company's directors, officers and other employees. Such persons will receive no additional compensation for such services. The Company will also request brokers and other nominees to forward soliciting material to the beneficial owners of shares which are held of record by them and may reimburse such persons for expenses incurred in connection with the forwarding of such material.

         Copies of the 1996 Annual Report to Stockholders are being mailed to the stockholders simultaneously with this Proxy Statement. The financial statements and financial information appearing in such Annual Report are incorporated herein by reference.

PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                         By order of the Board of Directors,



                                         Kathleen M. Carroll
                                         Secretary

Dated:  April 14, 1997




================================================================================
                                   10-K REPORT
================================================================================
The Company's Annual Report on Form 10-K is included in the 1996 Annual Report to Stockholders which was mailed simultaneously herewith. Upon written request, the Company will provide, without charge, additional copies of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules thereto, but without Exhibits, as filed with the Securities and Exchange Commission, for the fiscal year ended December 31, 1996. Copies of the Exhibits will be furnished at the Company's cost for the reproduction, postage and handling thereof. Letters requesting the 10-K Report should be addressed to the Corporate Secretary, Chartwell Re Corporation, Four Stamford Plaza, 107 Elm Street, Stamford, CT 06912-0043.
================================================================================

                                                                      APPENDIX A


                           CHARTWELL RE CORPORATION

                       Four Stamford Plaza-107 Elm Street
                             Stamford, CT 06912-0043

            PROXY FOR THE MAY 22, 1997 ANNUAL MEETING OF STOCKHOLDERS
     Richard E. Cole or Steven J. Bensinger, or either of them, with power of substitution, are hereby authorized as proxies to represent, and to vote the shares of the undersigned at the Annual Meeting of Stockholders of Chartwell Re Corporation to be held at 9:00 a.m. Eastern Standard Time, Thursday, May 22, 1997 at the Stamford Marriott Hotel, 2 Stamford Forum, Stamford, Connecticut 06901, and at any adjournment thereof. The proxies are to vote the shares of the undersigned as instructed below and on the reverse side and in accordance with their judgement on all other matters which may properly come before the Annual Meeting.
     The Board of Directors Recommends a Vote FOR 1, 2, and 3
1.   Election of Directors
     __ For all nominees                           __   Withhold Authority to
       (except as indicated to the contrary below)      vote for all nominees

Nominees: Steven J. Bensinger, Lunsford Richardson, Jr., John Sagan,
          Bruce W. Schnitzer and Stephen Wenman

Instruction:  To withhold authority to vote for any individual nominee please print that nominee's name below.

--------------------------------------------------------------------------------
(continued and to be signed on reverse side)

(continued from reverse side)
2.   Proposal to adopt the 1997 Omnibus Stock Incentive Plan.
         __  For          __   Against      __   Abstain

3. Proposal to amend the 1995 Employee Stock Purchase Plan in order two amend the service requirement for participation from one year to three months.
        __  For          __  Against      __   Abstain

     IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND PROPSOALS 2 AND 3.

     Please Sign this Proxy Form which is Solicited on Behalf of the Board of Directors, and Return it Promptly in the Enclosed Postage Prepaid Envelope.


                                    Dated:  _______________ , 1997

                                    ___________________________________
                                    ___________________________________

                                    Please sign exactly as name appears hereon.

                                                                       Exhibit A

                            Chartwell Re Corporation

                        1997 OMNIBUS STOCK INCENTIVE PLAN


1.       Establishment and Purpose.

         There is hereby adopted the Chartwell Re Corporation 1997 Omnibus Stock Incentive Plan (the "Plan"). The Plan shall be the successor to the Amended and Restated Chartwell Re 1993 Stock Option Plan (the "Predecessor Plan"). Upon adoption of the Plan by the Board of Direc tors and approval of the Plan by stockholders of Chartwell Re Corporation (the "Company"), no further awards shall be made under the Predecessor Plan. If the Plan is not approved by the stockholders of The Company, the Predeces sor Plan shall remain in full force and effect. The Plan is intended to promote the interests of the Company and the stockholders of The Company by providing officers and other employees of the Company (including directors who are also employees of the Company) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company, thereby aligning their interest more closely to the interest of stockholders.

2.       Definitions.

         As used in the Plan, the following definitions apply to the terms indicated below:

         (a) "Award Agreement" shall mean the written agree ment between the Company and a Participant evi dencing an Incentive Award.

         (b) "Board of Directors" shall mean the Board of Directors of the Company.

         (c)      "Cause," when used in connection with the
                  termination of a Participant's employment by the
                  Company, shall mean (i) the willful and
                  continued failure by the Participant
                  substantially to perform his duties and
                  obligations to the Company (other than any such
                  failure resulting from his incapacity due to
                  physical or mental illness) or (ii) the willful
                  engaging by the Participant in misconduct which
                  is materially injurious to the Company.  For
                  purposes of this Section 2(c), no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his action or omission was in
                  the  best  interest  of  the  Company.   The  Committee  shall
                  determine whether a termination of employment is for Cause.

         (d) "Change in Control" shall mean any of the fol lowing occurrences:

                  (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stock holders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of The Company representing 50% or more of the com bined voting power of The Company's then out standing securities;

                  (ii) during any period of not more than two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i),
                  (iii) or (iv) of this Section) whose election by the Board of Directors or nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the begin ning of the period or whose election or nomina tion for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immedi ately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviv ing entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of The Company (or similar transaction) in which no "person" (as herein above defined) acquires more than 50% of the combined voting power of the Company's then out standing securities; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (e)      "Code" shall mean the Internal Revenue Code of
                  1986, as amended from time to time.

         (f) "Committee" shall mean the Compensation Commit tee of the Board of Directors. The Committee shall consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act (or who satisfies any other criteria for administering employee benefit plans as may be specified by the Securities and Exchange Commission in order for transactions under such plan to be exempt from the provisions of Section 16(b) of the Exchange
                  Act).

         (g) "Company" shall mean, Chartwell Re Corporation, a Delaware corporation.

         (h) "Commmon Stock" shall mean the common stock of the Company, par value $0.01 per share.

         (i) "Disability" shall mean: (1) any physical or mental condition that would qualify a Partici pant for a disability benefit under the long-term disability plan maintained by the Company or a Subsidiary of the Company and applicable to such Participant; or (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code.

         (j) "Effective Date" shall mean the date upon which this Plan is adopted by the Board of Directors.

         (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (l) "Executive Officer" shall have the meaning set forth in Rule 3b-7 promulgated under the Ex change Act.

         (m) "Exercise Date" shall mean the date on which a Participant may exercise an Incentive Award.

         (n) "Fair Market Value" of a share of Common Stock, as of a date of determination, shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which such stock is principally traded for the last preceding date on which there was a sale of such stock on such exchange, or (ii) if the shares of Common Stock are not listed or admit ted to trading on any such exchange, the closing price as reported by the Nasdaq Stock Market for the last preceding date on which there was a sale of such stock on such exchange, or (iii) if the shares of Common Stock are not then listed on the Nasdaq Stock Market, the average of the highest reported bid and lowest reported asked prices for the shares of Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market, or (iv) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as determined by the Committee in good faith.

         (o)      "Incentive   Award"   shall  mean  an  Option,   Tandem   SAR,
                  Stand-Alone SAR, Restricted Stock grant, Phantom Stock grant or Stock Bonus granted pur suant to the terms of the Plan.

         (p) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code.

         (q) "Issue Date" shall mean the date established by the Company on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of
                  Section 10(e)of the Plan.

         (r)      "Non-Qualified Stock Option" shall mean an
                  Option that is not an Incentive Stock Option.

         (s) "Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 7 of the Plan.

         (t) "Participant" shall mean an employee of the Company or a subsidiary of the Company to whom an Incentive Award is granted pursuant to the Plan, and, upon his death, his successors, heirs, executors and administrators, as the case may be.

         (u)      "Phantom  Stock"  shall mean the right,  granted  pursuant  to
                  Section 11 of the Plan, to receive in cash the Fair Market Value of a share of Common Stock.

         (v) "Plan" shall mean this 1997 Omnibus Stock Incentive Plan, as amended from time to time.

         (x) "Reference Value" shall mean, with respect to Stand-Alone SARs, the greater of the Fair Market Value or the value given by the Compensation Committee.

         (y)      "Restricted Stock" shall mean a share of Common
                  Stock which is granted pursuant to the terms of

                  Section 10 hereof and which is subject to the restrictions set forth in Section 10 of the Plan.

         (z) "Rule 16b-3" shall mean the Rule 16b-3 promul gated under the Exchange Act.

         (aa) "Section 162(m)" shall mean Section 162(m) of the Code and the regulations promulgated there under.

         (ab) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         (ac) "Stand-Alone SAR" shall mean a stock apprecia tion right granted pursuant to Section 9 of the Plan which is not related to any Option.

         (ad) "Stock Bonus" shall mean a bonus payable in shares of Common Stock granted pursuant to Section 12 of the Plan.

         (ae) "Subsidiary" shall mean a "subsidiary corpora tion" within the meaning of Section 424(f) of the Code.

         (af) "Tandem SAR" shall mean a stock appreciation right granted pursuant to Section 8 of the Plan which is related to an Option.

         (ag)     "Vesting  Date"  shall  mean  the  date   established  by  the
                  Committee on which a share of Restricted Stock or Phantom Stock may vest.

3.       Stock subject to the Plan

         (a)      Shares Available for Awards

                  The maximum number of shares of Common Stock reserved for issuance under the Plan shall be 607,000 shares (subject to adjustment as pro vided herein), which shall include 107,000 shares authorized but unissued under the Predecessor Plan. The total number of shares reserved for issuance hereunder may be autho rized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the pur poses of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transfer ability as may apply to such shares pursuant to the Plan.

                  The grant of a Tandem SAR shall not reduce the number of shares of Common Stock with respect to which Incentive Awards may be granted pursuant to the Plan. Upon the exercise of any Tandem SAR, the related Option shall be canceled to the extent of the number of shares of Common Stock as to which the Tandem SAR is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Incentive Awards under the Plan.

         (b)      Individual Limitation

                  The total number of shares of Common Stock subject to Incentive Awards (including Incentive Awards payable in cash but denominated as shares of Common Stock, i.e., Stand-Alone SARs and Phantom Stock), awarded to any employee during any tax year of the Company, shall not exceed 300,000 shares. Determinations under the pre ceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code.

         (c)      Adjustment for Change in Capitalization.

                  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, re verse stock split, reorganization, merger, consolidation, spin-off, combination, repur chase, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appro priate in order to prevent dilution or enlarge ment of the rights of Participants under the Plan, then the Committee shall make such equi table changes or adjustments as it deems neces sary or appropriate to any or all of (i) the number and kind of shares of stock which may thereafter be issued in connection with Incentive Awards, (ii) the number and kind of shares of stock issued or issuable in respect of outstanding Incentive Awards, and (iii) the exercise price, grant price, or purchase price relating to any Incentive Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

         (d)      Re-use of Shares.

                  The following shares of Common Stock shall again become available for Incentive Awards: any shares subject to an Incentive Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever; any shares of Restricted Stock forfeited; and any shares in respect of which a stock appreciation right is settled for cash.

4.       Administration of the Plan.

         The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administra tion of the Plan, including, without limitation, the authority to grant Incentive Awards; to determine the per sons to whom and the time or times at which Incentive Awards shall be granted; to determine the type and number of Incentive Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, condi tions, restrictions and performance criteria relating to any Incentive Award; to determine whether, to what extent, and under what circumstances an Incentive Award may be set tled, canceled, forfeited, exchanged, or surrendered (provided that in no event shall the foregoing be construed to permit the repricing of an Option (whether by amendment, cancellation and regrant or otherwise) to a lower exercise price); to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent in accordance with Section 162(m)of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Incentive Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agree ments; and to make all other determinations deemed neces sary or advisable for the administration of the Plan.

         The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Tandem SAR or Stand-Alone SAR or Incentive Award relating to Phantom Stock granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or Stand-Alone SAR, and (ii) accelerate the Exercise Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Phantom Stock or otherwise adjust any of the terms applicable to such share.

         No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, if, in either case, such action, omission or determination was taken or made by such member, director or employee in good faith and in a manner such member, director or employee reasonably believed to be in or not opposed to the best interests of the Company.

5.       Eligibility.

         The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company or its Subsidiaries(including officers of the Company or its Subsidiaries, whether or not they are directors of the Company or its Subsidiaries) as the Committee shall select from time to time. Directors who are not employees or officers of the Company shall not be eligible to receive Incentive Awards under the Plan.



6.       Awards Under the Plan; Award Agreement.

         The Committee may grant Options, Tandem SARs, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

         Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

7.       Options.

         (a)      Identification of Options.

                  Each Option shall be clearly identified in the applicable Award Agreement as either an Incen tive Stock Option or a Non-Qualified Stock Op tion.

         (b)      Exercise Price.

                  Each Award Agreement with respect to an Option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the Option. The option exer cise price per share shall be determined by the Committee but shall in no event be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

         (c)      Term and Exercise of Options.

                  (1)      Unless the applicable Award Agreement pro
                           vides otherwise, an Option shall become
                           cumulatively exercisable as to 25 percent
                           of the shares covered thereby on each of the first, second, third and fourth anni versaries of the date of grant. The Com mittee shall determine the expiration date of each Option; provided, however, that no Incentive Stock Option shall be exercisable more than 10 years after the date of grant. Unless the applicable Award Agreement pro vides otherwise, no Option shall be exer cisable prior to the first anniversary of the date of grant.

                  (2) An Option may be exercised for all or any portion of the shares as to which it is exercisable, provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

                  (3) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Such notice may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash, by cer tified check, bank cashier's check or wire transfer; (ii) by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the full amount of the Purchase Price, (iii) by delivering shares of Common Stock owned by the Participant with appropriate stock powers, (iv) by electing to have the Company retain shares of Common Stock which would otherwise be issued on the exercise of the Option, or (v) any combination of the foregoing forms. In determining the number of shares of Common Stock necessary to be delivered to or retained by the Company, such shares shall be valued at their Fair Market Value as of the exercise date.

                  (4) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Partic ipant or other person entitled to receive such shares, and delivered to the Partici pant or such other person as soon as prac ticable following the effective date on which the Option is exercised.

         (d)      Limitations on Incentive Stock Options.

                  (1) To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any Subsidiary of the Company) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

                  (2) No Incentive Stock Option may be granted to an individual if, at the time of the grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (i) the exercise price per share of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exer cisable after the expiration of five years from the date such Incentive Stock Option is granted.

         (e)      Effect of Termination of Employment.

                  (1) Unless the applicable Award Agreement pro vides otherwise, in the event that the employment of a Participant with the Com pany or a Subsidiary of the Company shall terminate for any reason other than death, Disability or Cause, (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety
                           (90)days after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termi nation, shall expire at the close of busi ness on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

                  (2) Unless the applicable Award Agreement pro vides otherwise, in the event that the employment of a Participant with the Company or a Subsidiary of the Company shall terminate on account of the Disability or death of the Participant (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

                  (3) If a Participant's employment with the Company or a Subsidiary of the Company is terminated for Cause, all outstanding op tions granted to such Participant shall expire at the commencement of business on the date of such termination.


         (f)      Acceleration of Exercise Date Upon Change in
                  Control.

                  Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, pursuant to the terms of the Plan notwithstanding the provisions of Section 7(e)(1) and (2) of the Plan.

8.       Tandem SARs.

         The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of shares of Common Stock less than or equal to the number of shares of Common Stock subject to the related Option. A Tandem SAR may be granted at the same time as, or, in the case of a Non-Qualified Stock Option, subsequent to the time that, its related Option is granted.

         (a)      Benefit Upon Exercise.

                  The exercise of a Tandem SAR with respect to any number of shares of Common Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Common Stock on the exercise date over (ii) the option exercise price per share of the related Option. Such payment shall be made as soon as practicable after the effec tive date of such exercise.

         (b)      Term and Exercise of Tandem SAR.

                  (1) A Tandem SAR shall be exercisable only if and to the extent that its related Option is exercisable.

                  (2) The exercise of a Tandem SAR with respect to a number of shares of Common Stock shall cause the immediate and automatic cancella tion of its related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(2)), with respect to a number of shares of Common Stock shall cause the automatic and immedi ate cancellation of any related Tandem SARs to the extent that the number of shares of Common Stock remaining subject to such Option is less than the number of shares then subject to such Tandem SAR.

                           Such Tandem SARs shall be canceled in the order in which they become exercisable.

                  (3) A Tandem SAR may be exercised for all or any portion of the shares as to which the re lated Option is exercisable; provided, that no partial exercise of a Tandem SAR shall be for less than a number of shares having an aggregate option exercise price of less than $1,000. The partial exercise of a Tandem SAR shall not cause the expiration, termi nation or cancellation of the remaining portion thereof.

                  (4) No Tandem SAR shall be assignable or trans ferable otherwise than together with its related Option, and any such transfer or assignment will be subject to the provisions of Section 20 of the Plan.

                  (5) A Tandem SAR shall be exercised by deliv ering notice to the Company's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Common Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option to which the Tandem SAR is related. Such notice may be withdrawn at any time prior to the close of business on the busi ness day immediately preceding the effective date of the proposed exercise.

9.       Stand-Alone SARs.

         (a)      Benefit Upon Exercise.

                  The exercise of a Stand-Alone SAR with respect to any number of shares of Common Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Common Stock on the exercise date over (ii) the Reference Value of the Stand-Alone SAR. Such payments shall be made as soon as practicable after the effective date of such exercise.

         (b)      Term and Exercise of Stand-Alone SARs.

                  (1) Unless the applicable Award Agreement pro vides otherwise, a Stand-Alone SAR shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Committee shall determine the expiration date of each Stand-Alone SAR. Unless the applicable Award Agreement provides other wise, no Stand-Alone SAR shall be exercis able prior to the first anniversary of the date of grant.

                  (2) A Stand-Alone SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a Stand-Alone SAR shall be for an aggregate Reference Value of less than $1,000. The partial exercise of a Stand-Alone SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

                  (3) A Stand-Alone SAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Common Stock with respect to which the Stand-Alone SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at anytime prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

         (c)      Effect of Termination of Employment.

                  The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to the exercise of Stand-Alone SARs.

         (d)      Acceleration of Exercise Date Upon Change in
                  Control.

                  Upon the occurrence of a Change in Control, any Stand-Alone SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exer cisable until its expiration pursuant to the terms of the Plan notwithstanding the provisions of Section 7(e) of the Plan which are incorpo rated into this Section 9.

10.      Restricted Stock.

         (a)      Issue Date and Vesting Date.

                  At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company or a Subsidiary of the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of
                  Section 10(e) of the Plan. Provided that all conditions to the vesting of a share of Re stricted Stock imposed pursuant to
                  Section 10(b) of the plan are satisfied, and except as provided in Section 10(g) of the Plan, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 10(c)of the Plan shall lapse.

         (b)      Conditions to Vesting.

                  At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropri ate.

         (c)      Restrictions on Transfer Prior to Vesting.

                  Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

         (d)      Dividends on Restricted Stock.

                  The Committee in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

         (e)      Issuance of Certificates.

                  (1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the

                           Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the fol lowing legend:

                           The transferability of this certifi cate and the shares of stock repre sented hereby are subject to the re strictions, terms and conditions (in cluding forfeiture provisions and restrictions against transfer) con tained in the 1997 Omnibus Stock In centive Plan of Chartwell Re Corpora tion and an Award Agreement entered into between the registered owner of such shares and Chartwell Re Corpora tion. A copy of such Plan and Award Agreement is on file in the office of the Secretary of Chartwell Re Corpora tion, 4 Stamford Plaza, Stamford, Connecticut 06912.

                  Such legend shall not be removed until such shares vest pursuant to the terms of the applicable Award Agreement.

                  (2) Each certificate issued pursuant to this Section 10(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

         (f)      Consequences of Vesting.

                  Upon the vesting of a share of Restricted Stock pursuant to the terms of the applicable Award Agreement, the restrictions of Section 10(c) of the Plan shall lapse. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 10(e) of the Plan.

         (g)      Effect of Termination of Employment.

                  (1) Subject to such other provision as the Committee may set forth in the applicable Award Agreement, and to the Committee's amendment authority pursuant to
                           Section 4 of the Plan, upon the termination of a Partici pant's employment by the Company or any Subsidiary of the Company for any reason other than Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Par ticipant and transferred to the Company, provided that if the Committee, in its sole discretion and within thirty (30) days after such termination of employment notifies the Participant in writing of its decision not to terminate the
                           Participant's rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. If shares of Restricted Stock are forfeited in accordance with the provision of this Section 10, the Company shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

                  (2) In the event of the termination of a Par ticipant's employment for Cause, all shares of Restricted Stock granted to such Partici pant which have not vested as of the date of such termination shall immediately be re turned to the Company, together with any dividends paid on such shares.

         (h)      Effect of Change in Control.

                  Upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock which have not theretofore vested shall immediately vest and all restrictions on such shares shall immediately lapse.

         (i)      Special Provisions Regarding Restricted Stock
                  Awards.

                  Notwithstanding anything to the contrary con tained herein, Restricted Stock granted pursuant to this Section 10 shall be based on the attain ment by the Company (or a Subsidiary or division of the Company if applicable) of performance goals pre-established by the Committee, based on one or more of the following criteria: (i) the attainment of a specified percentage return on total stockholder equity of the Company;
                  (ii) the attainment of a specified percentage increase in earnings per share of Common Stock; (iii) the attainment of a specified percentage increase in net income of the Company; and (iv) the attain ment of a specified percentage increase in profit before taxation of the Company (or a Subsidiary or division of the Company if applicable). Attainment of any such performance criteria shall be determined in accordance with generally ac cepted accounting principles as in effect from time to time. Such shares of Restricted Stock shall be released from restrictions only after the attainment of such performance measures have been certified by the Committee.

11.      Phantom Stock.

         (a)      Vesting Date.

                  At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) of the Plan are satis fied, and except as provided in Section 11(d) of the Plan, upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

         (b)      Benefit Upon Vesting.

                  Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount equal to the sum of
                  (i) the Fair Market Value of a share of Common Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

         (c)      Conditions to Vesting.

                  At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropri ate.

         (d)      Effect of Termination of Employment.

                  (1) Subject to such other provisions as the Committee may set forth in the applicable Award Agreement, and to the Committee's amendment authority pursuant to
                           Section 4 of the Plan, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant's termination of employment for any reason other than Cause.

                  (2) In the event of the termination of a Par ticipant's employment for Cause, all shares of Phantom Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited, together with any dividends credited on such shares.

         (e)      Effect of Change in Control.

                  Upon the occurrence of a Change in Control, all outstanding shares of Phantom Stock which have not theretofore vested shall immediately vest.

         (f)      Special Provisions Regarding Phantom Stock
                  Awards.

                  Notwithstanding anything to the contrary con tained herein, Phantom Stock granted pursuant to this Section 11 to Executive Officers shall be based on the attainment by the Company (or a Subsidiary or division of the Company if appli cable) of performance goals pre-established by the Committee, based on one or more of the following criteria: (i) the attainment of a specified percentage return on total stockholder equity of the Company; (ii) the attainment of a specified percentage increase in earnings per share of Common Stock from continuing operations; (iii) the attainment of a specified percentage increase in net income of the Company; and (iv) the attainment of a specified percentage increase in profit before taxation of the Company (or a Subsidiary or division of the Company if applica ble). Attainment of any such performance crite ria shall be determined in accordance with gen erally accepted accounting principles as in effect from time to time. No cash payment in respect of any Phantom Stock award will be paid to an Executive Officer until the attainment of the respective performance measures have been certified by the Committee.

12.      Stock Bonuses.

         In the event that the Committee grants a Stock Bonus, a certificate for the shares of Common Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

13.      Rights as a Stockholder.

         No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c) of the Plan, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14.      No Special Employment Rights; No Right to Incentive
         Award.

         Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or any Subsidiary of the Company or interfere in any way with the right of the Company or any Subsidiary of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Par ticipant.

         No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

15.      Securities Matters.

         (a)      The Company shall be under no obligation to ef
                  fect the registration pursuant to the Securities
                  Act of any interests in the Plan or any shares of
                  Common Stock to be issued hereunder or to effect
                  similar compliance under any state laws.
                  Notwithstanding anything herein to the contrary,
                  The Company shall not be obligated to cause to be
                  issued or delivered any certificates evidencing
                  shares of Common Stock pursuant to the Plan
                  unless and until the Company is advised by its
                  counsel that the issuance and delivery of such
                  certificates is in compliance with all applicable
                  laws, regulations of governmental authority and
                  the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a
                  condition  of  the  issuance  and  delivery  of   certificates
                  evidencing shares of Common Stock pursuant to the terms hereof and of the applicable Award Agreement, that the recipient of
                  such   shares   make   such    covenants,    agreements    and
                  representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems neces sary or desirable.

         (b) The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effective ness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16.      Withholding Taxes.

         Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

         Whenever shares of Common Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Common Stock having a fair market value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award.

17.      Notification of Election Under Section 83(b) of the
         Code.

         If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Code Section 83(b).

18.      Notification Upon Disqualifying Disposition Under
         Section 421(b) of the Code.

         Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circum stances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

19.      Amendment or Termination of the Plan.

         The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m) or 422 of the Code or to the extent such approval is required by the rules of any stock exchange on which the Common Stock is listed. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4 of the Plan, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Incentive Award.



20.      Transfers Upon Death; Nonassignability.

         Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribu tion. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and condi tions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

         During a Participant's lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option or outstanding shares of Restricted Stock unless such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status. Notwithstanding the foregoing, subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Op tions granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

21.      Expenses and Receipts.

         The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate pur poses.

22.      Failure to Comply.

         In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or benefi ciary or transferee) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or beneficiary or transferee) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

23.      Effective Date and Term of Plan.

         The Plan became effective on the Effective Date, but the Plan (and any grants of Incentive Awards made prior to stockholder approval of the Plan) shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, such Incentive Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

24.      Applicable Law.

         Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law.


25.      Participant Rights.

         No Participant shall have any claim to be granted any Incentive Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Incentive Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of the issuance of a Common Stock certificate to him for such shares.

26.      Unfunded Status of Awards.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

27.      No Fractional Shares.

         No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Incentive Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

28.      Beneficiary.

         A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

29.      Interpretation.

         The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

                                                                       EXHIBIT B



Section 3.a. of the 1995 Employee Stock Purchase Plan is proposed to be amended as follows (new language is indicated by { } and deleted language is indicated by [ ]):


      3.Eligibility.

          a. Subject to the requirements of Section 4.b. hereof, any person who is (i)an Employee as of an Offering Date, (ii) regularly scheduled to work at least twenty (20) hours per week and at least five (5) months per calendar year and (iii) at the commencement of such Offering Period has maintained Continuous Status as an Employee for at least {three (3) months} [one (1)year], shall be eligible to participate in the Plan and to be granted an option for the Offering Period commencing on such Offering Date (each, an "eligible Employee"); provided, that continuous service with Piedmont or RECO prior to the time of the Merger shall be included for purposes of the condition set forth in clause
(iii)above.